SPECIAL POWER OF ATTORNEY

 The undersigned hereby appoints Andrew C. Carington as

the undersigned's true and lawful attorney-in-fact, with

the power to:

(1) execute for and on behalf of the undersigned, in

the undersigned's capacity as a Director and/or

Executive Officer of Media General, Inc. (the

Company), Forms 3, 4 and 5 in accordance with Section

16(a) of the Securities Exchange Act of 1934 and the

rules thereunder; and

(2) do and perform any and all acts for and on behalf

of the undersigned which may be necessary or desirable

to complete and execute or to amend any such Form 3, 4

or 5 and timely file such form with the United States

Securities and Exchange Commission and the New York

Stock Exchange.

The undersigned hereby grants to such attorney-in-fact

full power and authority to do and perform any and every

act and thing whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights and powers

herein granted, as fully as the undersigned could do if

personally present, with full power of substitution or

revocation, hereby ratifying and confirming all acts that

such attorney-in-fact shall lawfully do or cause to be done

by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

statements or reports under Section 16(a) of the Act with

respect to the undersigned's holdings of and transactions

in securities issued by the Company, unless earlier revoked

by the undersigned in a signed writing delivered to the

foregoing attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 30th day of

September, 2011.

Signature: /s/ Stephen Y. Dickinson

Print Name: Stephen Y. Dickinson